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                               AMENDMENT TO LEASE

               THIS AMENDMENT TO LEASE dated as of May 10, 1994 between AIRSHIP INTERNATIONAL LTD., a New York corporation ("Airship") and ORIX USA CORPORATION ("ORIX").

               WHEREAS, Airship and ORIX are parties to a Lease Agreement dated as of November 2, 1989, as amended by the Letter Agreement between Airship and ORIX dated January 11, 1994, pursuant to which Airship leases from ORIX Airship N600LP (the "Lease");

               WHEREAS, Airship and ORIX desire to further amend the Lease;

               NOW, THEREFORE, in consideration the agreements and covenants set forth below, Lessor and Lessee hereby agree to amend the Lease as follows:

               1. Terms. All capitalized terms used herein which are not defined herein shall have the same meaning as in the Lease. Except as provided herein or in the Lease, all terms of the Lease, as amended, shall continue in full force and effect.

               2. Elimination of Certain Insurance. Effective May 10, 1994, Lessee shall no longer be required to maintain in effect the insurance required by Section 13(b) of the Lease (entitled "Insurance Against Loss or Damage to Airship").

               3. Security Interest in Airship. Airship shall execute and deliver to ORIX a Collateral and Security Agreement pursuant to which Airship's obligations under the Lease shall be secured through the grant of a security interest in the following aircraft:

                      One (1) Airship Industries Model 500-HL Skyship (the "Aircraft"), Manufacturer's Serial Number 1214/06, FAA Registration Number N 601LP (the "Collateral").

               4. Deferral of Lease Payments; Payment of Interest on Balance. Rent payable pursuant to Section 5 of the Lease for the month of April 1994 shall be payable in two installments, the first for $60,000 shall be due and payable on the date hereof, and the second for $61,000 shall be due and payable on June 10, 1994. The Rent payable pursuant to Section 5 of the Lease for the months of May 1994, June 1994, July 1994 and August 1994 shall be deferred and shall not be due and payable until such later dates as are set forth below (the Rent payable for such months being collectively referred to herein as the "Deferred Payments").

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               In consideration for such deferral, until the Resumption Date (as defined below) Airship shall pay interest, at the rate of 8% per annum, to ORIX on the total balance of Rent payments payable for the remainder of the first Renewal Term of the Lease (not including any future Renewal Term) ("Deferral Interest"). It is hereby agreed that such balance, including amounts due and payable in the future, is $4,024,950, resulting in a monthly interest payment until the Resumption Date of $26,833. The interest payment with respect to the deferral of May 1994 Rent shall be made on June 15, 1994, for the June 1994
Rent, on June 24, 1994, for the July 1994 Rent, on July 24, 1994, and for the August 1994 Rent, on August 24, 1994 (collectively, the "Interest Payments").

               Commencing upon the occurrence of (the "Resumption Date") the earlier of (i) September 12, 1994 or (ii) completion of a public offering by Airship (the "Public Offering") of its securities, payments of Rent shall be paid in accordance with the Lease; provided, however, that the payment of Rent for September and October 1994 shall be deferred (and Deferral Interest paid thereon) if in the view of Airship on such date, it and the Underwriter of the Public Offering are proceeding in good faith toward completion of the Public Offering and a registration statement for which has been filed with the Securities and Exchange Commission (the "S.E.C.") or is expected to be filed with the S.E.C. within 60 days.

               No late charges shall be assessed with respect to the revision in the Rent payment schedule set forth in this Amendment.

               5. Payments from Possible Offering. Airship agrees that in the event that it completes a Public Offering of its securities by September 12, 1994, that a portion of the net proceeds of the Public Offering shall be used to pay Rent under the Lease, including the Deferred Payments; provided, however, that the amount of such payment shall be determined by Airship and the underwriter of the Public Offering but shall not be less than approximately $1,000,000.

               Any portion of the Deferred Payments not paid with the proceeds of the Public Offering shall be paid, commencing on the Resumption Date, pro rata over the remaining term of the Lease.

               6.     Representations and Warranties of Airship.

                      (a) Absence of Liens and Encumbrances. Airship has good and marketable title to the Aircraft, free and clear of all liens, security interests and encumbrances.

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                      (b) Due Organization. Airship is a corporation duly
                      organized, validly existing and in good standing under the laws of New York, with full corporate power and authority to execute, deliver and perform this Amendment to Lease.

               7. Counterparts. This Amendment to Lease may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

               8.     Termination.

               (a) Upon payment in full of all of Airship's payment obligations under the Lease, the liens and security interests created by this Amendment to Lease shall terminate forthwith and all right, title and interest of ORIX in and to the Collateral shall revert to Lessee, its successors and assigns.

               (b) Upon the termination of the security interest and the release of the Collateral in accordance with Section 8(a) of this Amendment to Lease, ORIX will promptly, at Lessee's written request and expense, (i) execute and deliver to Lessee such documents as Lessee shall reasonably request to evidence the termination of such security interest or the release of the Collateral and
(ii) deliver or cause to be delivered to Lessee all property of Lessee then held by ORIX.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Lease to be duly executed by their respective authorized officers as of the day and year first above written.

                                            AIRSHIP INTERNATIONAL LTD.

                                            By     LOUIS J. PEARLMAN
                                               --------------------------------
                                               Name:  Louis J. Pearlman
                                               Title: President

                                            ORIX USA CORPORATION

                                            By     BYRON M. SOUTHEY
                                               --------------------------------
                                               Name:  Byron M. Southey
                                               Title: Sr. V.P.

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